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                                                                    EXHIBIT 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Annual Report on Form 10-K, into BOLDER Technologies Corporation's previously filed Registration Statement on Form S-3 (File No. 333-41625), Registration Statement on Form S-8 (File No. 333-20989), Registration Statement on Form S-8 (File No. 333-08968), Registration Statement on Form S-3 (File No. 333-82635), Registration Statement on Form S-3 (File No. 333-86235) and Registration Statement on Form S-3 (File No. 333-94077).


                                              /s/ Arthur Andersen LLP

Denver, Colorado,
   March 29, 2000.